CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees
Putnam Investment Funds Trust:

We consent to the use of our report dated June 1, 2001, incorporated in this Registration Statement by reference, to the Putnam Mid Cap Value Fund, a series of Putnam Investment Funds Trust, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.

                                                            /s/KPMG LLP

Boston, Massachusetts
August 24, 2001